UNANIMOUS WRITTEN CONSENT

                                       OF

                             THE BOARD OF DIRECTORS

                                       OF

                             GLOBAL GOLD CORPORATION

      The undersigned, being all of the directors of GLOBAL GOLD CORPORATION, a Delaware corporation, (the "Corporation"), hereby consent, pursuant to Section 141(f) of the Delaware General Corporation Law, to the adoption of the following resolutions in lieu of meeting:

            RESOLVED, that the issuance of a certificate to Drury J. Gallagher for 1,000,000 shares of the Corporation's common stock in consideration of the cancellation by Mr. Gallagher of the debt owed to him by the Corporation of $100,000 representing the compensation due him for the period from July 1, 1995 through June 30, 1996 and cancellation of all of his outstanding stock options and stock appreciation rights granted to him by the Corporation (other than the warrants acquired by him pursuant to the offer made by the Corporation under the Confidential Private Placement Memorandum dated May 17, 1995, as amended), be, and it is hereby, approved, ratified and confirmed; and be it further

            RESOLVED, that the issuance of a certificate to Robert A. Garrison for 1,000,000 shares of the Corporation's common stock in consideration of the cancellation by Mr. Garrison of the debt owed to him by the Corporation of $100,000 representing the compensation due him for the period from July 1, 1995 through June 30, 1996 and cancellation of all of his outstanding stock option and stock appreciation rights granted to him by the Corporation be, and it is hereby, approved, ratified and confirmed; and be it further

            RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take any and all action and to execute and deliver any and all instruments required in connection with the transactions contemplated by the foregoing resolutions.

      IN WITNESS WHEREOF, the undersigned have executed this instrument, effective as of the 3rd day of January, 1997.


                                                  /s/ Drury J. Gallagher
                                                  -----------------------------
                                                      Drury J. Gallagher


                                                  /s/ Robert A. Garrison
                                                  -----------------------------
                                                      Robert A. Garrison